Exhibit 5.1

May 6, 2013

Nxt-ID, Inc.

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

Re: Shares to be registered on Form S-1

Gentlemen:

We have acted as counsel to you, Nxt-ID, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-186331) (the “Registration Statement”). The Registration Statement covers: (a) $1,000,000 of units (the “Units”), each Unit consisting of (A) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (each a “Share” or in the aggregate, the “Shares”) and (B) a warrant to purchase one share of Common Stock for $1.00 per share (each a “Warrant” or in the aggregate, the “Warrants”, (b) shares issued in respect of the exercise of a Warrant, (the “Warrant Shares”) and (c) 1,076,000 shares of Common Stock issued to certain selling shareholders (the “Selling Shareholders”) in connection with the Company’s private placement between August 2012 and January 2013.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Certificate of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto.

In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and their representatives and upon representations made by the Selling Shareholders. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the laws of the State of New York, and the Delaware General Corporation Law (the “DGCL”). Accordingly, the opinions expressed herein are expressly limited to the Federal laws of the United States of America, the laws of the State of New York, and the DGCL.

Nxt-ID, Inc.

May 6, 2013

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that: (i) the Shares, when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) assuming that there is a sufficient number of authorized and unissued shares of Common Stock at the time of a Warrant exercise, the Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Warrants in accordance with the terms therein, will be duly authorized, validly issued, fully paid and nonassessable, (iii) when the Warrants have been duly executed and delivered to the purchasers thereof against payment of the purchase price therefor, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the matters set forth in Schedule A hereto; (vi) the Units when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, will be duly authorized and validly issued, and that (v) the shares of Common Stock being sold by the Selling Shareholders have been duly authorized, validly issued and, assuming the purchase price therefor has been received by the Company, are fully paid and non-assessable.

Our opinions set forth above are subject to (a) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally, and laws and judicially developed doctrine relating to any of the foregoing; (b) general principles of equity, whether applied by a court of law or equity; including, without limitation, principles governing the availability of specific performance, injunctive relief or other equitable remedies; affording equitable defenses; requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking enforcement; requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract; requiring consideration of the materiality of an alleged breach; requiring consideration of the impracticability or impossibility of performance and affording defenses based upon the unconscionability of the enforcing party’s conduct; and (c) the applicability of rules of law that limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; provide that forum selection clauses in contracts are not necessarily binding on the court in the forum selected; may limit the ability of a lender to enforce or collect interest on interest; limit the availability of a remedy under certain circumstances where another remedy has been elected; limit the right of a creditor to use force or cause a breach of the peace in enforcing a right; relate to the requirements of a commercially reasonable sale; limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct; may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the enforceable portion is not an essential part of the agreed exchange; govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; and may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (1) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (2) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Representation” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.